EXHIBIT 4(A)


                                                                  EXECUTION COPY




                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of February 24, 2000

                                     between

                                    DPL INC.

                                       and

                     CREDIT SUISSE FIRST BOSTON CORPORATION

                              as Initial Purchaser

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of February 24, 2000 among DPL Inc. (together with its successors and permitted assigns, "DPL") and CREDIT SUISSE FIRST BOSTON CORPORATION (together with its successors and permitted assigns, the "Initial Purchaser").

         This Agreement is made pursuant to the Purchase Agreement dated February 24, 2000 (the "Purchase Agreement"), among DPL, as issuer, of the Senior Notes due March 1, 2007 (the "Notes"), and the Initial Purchaser, which provides for, among other things, the sale by DPL to the Initial Purchaser of $425,000,000 principal amount of the Notes. In order to induce the Initial Purchaser to enter into the Purchase Agreement, DPL has agreed to provide to the Initial Purchaser, for the benefit of the Initial Purchaser and each other Holder (as defined below), the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:

         1. Definitions.
            -----------

         As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         "Additional Interest" shall have the meaning set forth in Section 2(e)
          -------------------
hereof.

         "Advice" shall have the meaning set forth in the last paragraph of
          ------
Section 3 hereof.

         "Applicable Period" shall have the meaning set forth in Section 3(t)
          -----------------
hereof.

         "Business Day" shall mean a day other than (i) a Saturday or a Sunday,
          ------------
(ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Trustee's principal corporate trust office is closed for business.

         "Depositary" shall mean, with respect to Notes and/or Exchange Notes in
          ----------
global registered form, The Depository Trust Company, or any other depositary appointed by DPL; provided, however, that such depositary must have an address in the Borough of Manhattan, The City of New York.

         "DPL" shall have the meaning set forth in the preamble to this
          ---
Agreement.

         "Effectiveness Period" shall have the meaning set forth in Section 2(b)
          --------------------
hereof.

         "Eligible Holder" shall have the meaning set forth in Section 2(a)(i)
          ---------------
hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as
          ------------
amended and in effect from time to time.

         "Exchange Notes" shall mean the 8.25% Exchange Senior Notes due March
          --------------
1, 2007 containing terms identical to the Notes (except that they will not contain registration rights, will not provide for any Additional Interest to be payable with respect thereto and will not, unless specifically requested by the Initial Purchaser in connection with Notes held by the Initial Purchaser, contain terms with respect to the transfer restrictions under the Securities
Act).

         "Exchange Offer" shall mean the offer by DPL to the Holders to exchange
          --------------
the Registrable Securities for a like principal amount of Exchange Notes pursuant to Section 2(a) hereof.

         "Exchange Offer Registration" shall mean a registration under the
          ---------------------------
Securities Act effected pursuant to Section 2(a) hereof.

         "Exchange Offer Registration Statement" shall mean an exchange offer
          -------------------------------------
registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus to be contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Exchange Period" shall have the meaning set forth in Section
          ---------------
2(a)(ii)(B) hereof.

         "Holder" shall mean the Initial Purchaser, for so long as it owns
          ------
beneficial interests in any Registrable Securities, and each registered holder or owner of beneficial interests in Registrable Securities.

         "Indenture" shall mean the Indenture relating to the Notes and the
          ---------
Exchange Notes dated as of March 1, 2000 among DPL, as issuer of the Notes and the Exchange Notes, and Bank One Trust Company, National Association, as Trustee, as the same may be amended from time to time in accordance with the terms thereof.

         "Initial Purchaser" shall have the meaning set forth in the preamble of
          -----------------
this Agreement.

         "Inspectors" shall have the meaning set forth in Section 3(n) hereof.
          ----------

         "Issue Date" shall mean the date of original issuance of the Notes.
          ----------

         "Majority Holders" shall mean the registered holders of a majority of
          ----------------
the aggregate principal amount of outstanding Notes.

         "Notes" shall have the meaning set forth in the preamble to this
          -----
Agreement.

         "Notice" shall have the meaning set forth in Section 2(a)(ii)(A)
          ------
hereof.

         "Participating Broker-Dealer" shall have the meaning set forth in
          ---------------------------
Section 3(t) hereof.

         "Person" shall mean an individual, partnership, corporation, trust or
          ------
unincorporated organization, limited liability company, or a government or agency or political subdivision thereof.


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


         "Prospectus" shall mean the prospectus to be included in a Registration
          ----------
Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

         "Purchase Agreement" shall have the meaning set forth in the preamble
          ------------------
of this Agreement.

         "Records" shall have the meaning set forth in Section 3(n) hereof.
          -------

         "Registrable Securities" shall mean the Notes; provided, however, that
          ----------------------
Notes shall cease to be Registrable Securities when (i) a Registration Statement with respect to the Exchange Notes shall have been declared effective under the Securities Act and the Notes shall have been exchanged for Exchange Notes pursuant to such Registration Statement, (ii) the Notes shall have been sold to the public pursuant to Rule 144(k) under the Securities Act or are permitted to be resold to the public pursuant to Rule 144(k) under the Securities Act (or any similar provision allowing for resale to the public then in force), (iii) the Notes shall have ceased to be outstanding, (iv) the Notes shall have been exchanged for Exchange Notes upon consummation of the Exchange Offer and are thereafter freely tradable by the holder thereof (other than an affiliate of DPL) or (v) two years (or such shorter period as may hereafter be provided in Rule 144(k) under the Securities Act (or similar rule)) shall have elapsed since the date of original issuances of the Notes.

         "Registration Expenses" shall mean any and all expenses incident to
          ---------------------
performance of or compliance by DPL and with this Agreement, including, without limitation: (i) all SEC or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees; (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Notes or Registrable Securities) and compliance with the rules of the NASD, in an amount not exceeding $15,000 in the aggregate, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) the fees and disbursements of counsel for DPL, of Milbank, Tweed, Hadley & McCloy LLP, as counsel for the Holders hereunder in connection with the Exchange Offer, and of the independent certified public accountants of DPL, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, (vi) the fees and expenses of the Trustee, and any paying agent, exchange agent or custodian,
(vii) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities or the Exchange Notes on any securities exchange or exchanges, and (viii) the reasonable fees and expenses of any special experts retained by DPL in connection with any Registration Statement.


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


         "Registration Statement" shall mean any registration statement of DPL
          ----------------------
which covers any of the Exchange Notes or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "Rule 144(k) Period" shall mean the period of two years (or such
          ------------------
shorter period as may hereafter be provided in Rule 144(k) under the Securities Act (or similar successor rule)) commencing on the Issue Date.

         "SEC" shall mean the Securities and Exchange Commission.
          ---

         "Securities Act" shall mean the Securities Act of 1933, as amended and
          --------------
in effect from time to time.

         "Shelf Registration" shall mean a registration effected pursuant to
          ------------------
Section 2(b) hereof.

         "Shelf Registration Event" shall have the meaning set forth in Section
          ------------------------
2(b) hereof.

         "Shelf Registration Event Date" shall have the meaning set forth in
          -----------------------------
Section 2(b) hereof.

         "Shelf Registration Statement" shall mean a "shelf" registration
          ----------------------------
statement of DPL pursuant to the provisions of Section 2(b) hereof which covers all of the Registrable Securities, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "TIA" shall mean the Trust Indenture Act of 1939, as amended and in
          ---
effect from time to time.

         "Trustee" shall mean Bank One Trust Company, National Association and
          -------
any successor thereto, as trustee under the Indenture.

         2. Registration under the Securities Act.
            -------------------------------------

               (a) Exchange Offer.
                   --------------

               (i) To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, DPL shall, for the benefit of the Holders, at DPL's cost, (A) prepare and cause to be filed with the SEC, not later than 90 days after the Issue Date, an Exchange Offer Registration Statement on an appropriate form under the Securities Act covering the Exchange Offer, (B) use its reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act by the SEC not later than the date which is 180 days after the Issue Date, and (C) use its reasonable best efforts to keep such Exchange Offer Registration Statement effective for not less than 30 calendar days (or longer if required by applicable law, and in any event through the Exchange Period) after the date Notice of the Exchange Offer is mailed to the


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

          Holders. Upon the effectiveness of the Exchange Offer Registration Statement, DPL shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder so electing to exchange Registrable Securities for a like principal amount of Exchange Notes (assuming that such Holder is not an affiliate of DPL within the meaning of Rule 405 under the Securities Act and is not a broker-dealer tendering Registrable Securities acquired directly from DPL for its own account, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Notes and is not otherwise prohibited by any law or policy of the SEC from participating in the Exchange Offer) (any Holder meeting all such requirements, hereinafter an "Eligible Holder"), and to transfer such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and under state securities or blue sky laws.

               (ii) In connection with the Exchange Offer, DPL shall:

                    (A) mail to each Holder a copy of the Prospectus forming
               part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents (together, the "Notice");

                    (B) use its reasonable best efforts to keep the Exchange
               Offer open for acceptance for a period of not less than 30 days after the date Notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

                    (C) utilize the services of the Depositary for the Exchange
               Offer;

                    (D) permit Holders to withdraw, at any time prior to the
               close of business, New York time, on the last Business Day of the Exchange Period, any Notes tendered for exchange by sending to the institution specified in the Notice, a telegram, telex, facsimile transmission or letter, received before aforesaid time, setting forth the name of such Holder, the principal amount of Notes delivered for exchange, and a statement that such Holder is withdrawing his election to have such Notes exchanged;

                    (E) notify each Holder by means of the Notice that any Note not tendered by such Holder in the Exchange Offer will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement (except in the case of the Initial Purchaser and Participating Broker-Dealers as provided herein); and

                    (F) otherwise comply in all respects with all applicable
               laws relating to the Exchange Offer.

               (iii) As soon as practicable after the close of the Exchange Offer, DPL shall:

                    (A) accept for exchange all Notes or portions thereof
               tendered and not validly withdrawn pursuant to the Exchange
               Offer;


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


                    (B) deliver, or cause to be delivered, to the Trustee for
               cancellation all Notes or portions thereof so accepted for exchange by DPL; and

                    (C) issue, and cause the Trustee to promptly authenticate
               and deliver to the Depositary (or if, the Exchange Notes are in certificated form, each Holder) Exchange Notes equal in principal amount to the principal amount of the Notes surrendered by such Holder.

               (iv) Interest on each Exchange Note issued pursuant to the Exchange Offer will accrue from the last date on which interest was paid on the Note surrendered in exchange therefor or, if no interest has been paid on such Note, from the Issue Date. To the extent not prohibited by any law or applicable interpretation of the staff of the SEC, DPL shall use its reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC and that each Holder tendering Notes for exchange shall be an Eligible Holder. Each Holder of Registrable Securities who wishes to exchange such Registrable Securities for Exchange Notes in the Exchange Offer will be required to make certain customary representations in connection therewith, including representations that (A) it is not an affiliate of DPL, (B) the Exchange Notes to be received by it were acquired in the ordinary course of its business and (C) at the time of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. Each Holder hereby acknowledges and agrees that any Participating Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the Exchange Notes: (1) could not under SEC policy as in effect on the date of this Agreement rely on the position of the SEC enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained based on the representations in clause (A) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 and 508, as applicable, of Regulation S-K, if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from DPL.

               (v) Upon consummation of the Exchange Offer in accordance with this Section 2(a), the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are Exchange Notes held by Participating Broker-Dealers, and DPL shall have no further obligation to register the Registrable Securities (other than pursuant to Section 2(b)(iii)) pursuant to
          Section 2(b) of this Agreement.


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


               (b) Shelf Registration.
                   ------------------

               In the event that (i) DPL is not permitted to effect the Exchange Offer because of any change in law or in currently prevailing interpretations of the staff of the SEC, (ii) the Exchange Offer Registration Statement is not declared effective within 210 days of the Issue Date, (iii) (1) the Initial Purchaser is not permitted, in the reasonable opinion of Milbank, Tweed, Hadley & McCloy LLP, pursuant to applicable law or applicable interpretations of the staff of the SEC, to participate in the Exchange Offer and thereby receive securities that are freely tradeable without restriction under the Securities Act and applicable blue sky or state securities laws, (2) the Initial Purchaser requests registration of Registrable Securities held by it and (3) the Initial Purchaser's request is received by DPL no later than the later of (A) the date of filing of the Exchange Offer Registration Statement and (B) 180 days following the Issue Date, or (iv) any Holder (other than a Participating Broker-Dealer), in the opinion of counsel to such Holder reasonable acceptable to the Company, is not eligible to participate in the Exchange Offer or in the case of any Holder (other than a Participating Broker-Dealer) that participates in the Exchange Offer, such Holder does not receive freely tradable Exchange Notes on the date of the exchange and any such Holder so requests (any of the events specified in (i) - (iv) being a "Shelf Registration Event" and the date of occurrence thereof, the "Shelf Registration Event Date"), DPL shall promptly deliver to the Holders and the Trustee written notice thereof and, at its cost, file as promptly as practicable after such Shelf Registration Event Date, and, in any event, within 45 days after such Shelf Registration Event Date (but no earlier than 90 days after the Issue Date) a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities, and shall use its reasonable best efforts to have such Shelf Registration Statement declared effective by the SEC as soon as practicable; provided, however that if the Shelf Registration Event is pursuant to clause (iii), DPL may register such Registrable Securities together with the Exchange Offer Registration Statement, filed pursuant to Section 2(a), and the requirements as to timing applicable thereto. No Holder of Registrable Securities shall be entitled to include any of its Registrable Securities in any Shelf Registration pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to DPL in writing, within 15 days after receipt of a request therefor, such information as DPL may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees promptly to furnish to DPL all information with respect to such Holder necessary to make the information previously furnished to DPL by such Holder not materially misleading.

               DPL agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective for the Rule 144(k) Period (subject to extension pursuant to the last paragraph of Section 3 hereof) or for such shorter period which will terminate when all of the securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be Registrable Securities ( the "Effectiveness Period"). DPL shall not permit any securities other than Registrable Securities to be included in the Shelf Registration. DPL will, in the event a Shelf Registration Statement is declared effective, provide to each Holder a reasonable number of copies of the Prospectus which is a part of the Shelf Registration Statement and notify each such Holder when the Shelf Registration has become effective. DPL further agrees, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by DPL for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and DPL agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

               (c) Expenses.
                   --------

               DPL shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) or 2(b) hereof. Except as provided herein, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

               (d) Effective Registration Statement.
                   --------------------------------

               An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof (or a combination of the two) will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume. DPL will be deemed not to have used its reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if it either willfully takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period unless such action is required by applicable law.

               (e) Additional Interest. If DPL fails to comply with this
                   -------------------
Registration Rights Agreement or if the Exchange Offer Registration Statement or the Shelf Registration Statement fails to become effective as required by this Registration Rights Agreement, then, as liquidated damages, additional interest ("Additional Interest") shall become payable in respect of the Senior Notes as follows:

               (i) if, the Exchange Offer Registration Statement is not filed on or prior to the 90th day after the Issue Date or, notwithstanding that DPL has consummated or will consummate an Exchange Offer, DPL is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by Section 2(b) hereof, then, commencing on the day after the applicable required filing date, additional interest shall accrue on the principal amount of the Notes ("Additional Interest") at a rate of .25% per annum; and


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


               (ii) if (A) the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 180th day after the Issue Date or (B) whether or not DPL has consummated or will consummate an Exchange Offer, DPL is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the SEC on or prior to the 60th day after the date such Shelf Registration Statement was required to be filed, then, commencing on the 181st day after the Issue Date or the 61st day after the applicable required filing date, as the case may be, Additional Interest shall accrue on the principal amount of the Notes at a rate of .25% per annum; and

               (iii) if (A) DPL has not exchanged the Exchange Notes for the Notes validly tendered, in accordance with the terms of the Exchange Offer, on or prior to the 210th day after the Issuance Date or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the expiration of the Rule 144(k) Period (other than after such time as all Notes have been disposed of thereunder or otherwise cease to be Registrable Securities), then Additional Interest shall accrue on the principal amount of Notes, at a rate of .25% per annum, commencing on the 211th day after the Issue Date, in the case of (A) above or the day such Shelf Registration Statement ceases to be effective, in the case of (B) above;

provided, however, that the Additional Interest rate on the Notes may not exceed in the aggregate .50% per annum; provided further, however, that (1) upon the filing of the Shelf Registration Statement (in the case of clause (i) above),
(2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of clause
(iii)(A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii) (B) above), or
(4) upon the expiration of the Rule 144(k) Period, Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

         Any amounts of Additional Interest due pursuant to Section 2(e)(i),
(ii) or (iii) above will be payable in cash on the relevant payment dates for the payment of interest pursuant to the Indenture.

               (f) Specific Enforcement.
                   --------------------

               Without limiting the remedies available to the Holders, DPL acknowledges that any failure of DPL to comply with their obligations under
Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the obligations of DPL under Section 2(a) and Section 2(b) hereof.

         3. Registration Procedures.
            -----------------------

         In connection with the obligations of DPL with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, DPL shall:


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


               (a) prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Sections 2(a) and 2(b) hereof within (in the case of Section 2(b) hereof) the relevant time period specified and on the appropriate form(s) under the Securities Act, which form(s) (i) shall be selected by DPL, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and
(iii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use its reasonable best efforts to cause such Registration Statement(s) to become effective and remain effective in accordance with Section 2 hereof; provided, however, that if (1) such filing is pursuant to
Section 2(b), or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, DPL shall furnish to and afford the Holders of the Registrable Securities and each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed. DPL shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document if the Majority Holders or such Participating Broker-Dealer, as the case may be, their counsel or the managing underwriters, if any, shall reasonably object;

               (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the Effectiveness Period or the Applicable Period, as the case may be, and cause each Prospectus to be supplemented, if so determined by DPL or requested by the SEC, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by each Registration Statement during the Effectiveness Period or the Applicable Period, as the case may be, in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement (including sales by any Participating Broker-Dealer);

               (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities included in the Shelf Registration Statement, at least three Business Days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advise such Holder that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders, (ii) furnish to each Holder of Registrable Securities included in the Shelf Registration Statement and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities, (iii) consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto and (iv) furnish to each Holder of Registrable Securities upon request, a copy of this Agreement or, if so requested, a summary thereof if requested by any such Holder;

               (d) in the case of a Shelf Registration, to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions by the time the applicable Registration Statement is declared effective by the SEC as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request in writing in advance of such date of effectiveness; provided, however, that DPL shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this
Section 3(d), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (iii) file annual reports or comply with any other requirements deemed in its reasonable judgment to be unduly burdensome;

               (e) (1) in the case of a Shelf Registration or (2) in the event that Participating Broker-Dealers from whom DPL has received prior written notice that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(t) hereof are seeking to sell Exchange Notes and are required to deliver Prospectuses, promptly notify each Holder of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, and promptly confirm such notice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the qualification of the Registrable Securities or the Exchange Notes to be offered or sold by any Participating Broker-Dealer in any jurisdiction described in paragraph 3(d) hereof or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties contained in the Purchase Agreement, or any underwriting agreement entered into as described in Section 3(m), cease to be true and correct in all material respects, (v) of the happening of any event or the failure of any event to occur or the discovery of any facts or otherwise, (A) which makes any statement made in a Shelf Registration Statement untrue in any material respect or which causes such Shelf Registration Statement to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, as of the time such Shelf Registration Statement became effective, or (B) which makes any statement made in a Prospectus untrue in any material respect or which causes such Prospectus to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, as of the date of such Prospectus or as of any date on which a Prospectus is delivered at any time that the related Registration Statement is required to be effective and (vi) when DPL reasonably determines that a post-effective amendment to the Registration Statement would be appropriate;

               (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

               (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities included within the coverage of such Shelf Registration Statement, without charge, at least one conformed copy of each Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (including all financial statements and schedules, and, if so requested, documents incorporated therein by reference or exhibits thereto);

               (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities pursuant to such Shelf Registration Statement;

               (i) in the case of a Shelf Registration or an Exchange Offer Registration, upon the occurrence of any circumstance contemplated by Section 3(e)(ii), 3(e)(iv), 3(e)(v) or 3(e)(vi) hereof, prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until DPL has amended or supplemented the Prospectus to correct such misstatement or omission;

               (j) in the case of a Shelf Registration, a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a Prospectus after the initial filing of a Registration Statement, provide a reasonable number of copies of such document to the Holders and make such of the representatives of as shall be reasonably requested by the Holders of Registrable Securities or the Initial Purchaser on behalf of such Holders available for reasonable discussion of such document;

               (k) obtain a CUSIP number for all Exchange Notes, no later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Notes or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary (including, in the case of any Exchange Notes issued to the Initial Purchaser with a restrictive legend at the request of the Initial Purchaser, separate printed certificates with a separate restricted CUSIP number);

               (l) cause the Indenture to be qualified under the TIA in connection with the registration of the Exchange Notes or Registrable Securities, as the case may be, and effect such changes to such documents as may be required for them to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such documents to be so qualified in a timely manner;

               (m) in the case of a Shelf Registration, enter into such agreements (including underwriting agreements) as are customary in underwritten offerings and consistent with the terms of the Purchase Agreement and take all such other appropriate actions as are reasonably requested in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is with respect to an underwritten offering, if requested by (x) the Initial Purchaser, in the case where the Initial Purchaser holds Registrable Securities acquired by it as part of its initial distribution and (y) other Holders of Notes covered thereby: (i) make such representations and warranties to Holders of such Registrable Securities and the underwriters (if any), with respect to the business of DPL and its subsidiaries as then conducted and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to DPL and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters (if any) and the Holders of a majority in principal amount of the Registrable Securities being sold, addressed to each selling Holder and the underwriters (if any) covering the matters covered in the Purchase Agreement or otherwise customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters (it being agreed that the matters to be covered by such opinions may be subject to customary qualifications and exceptions); (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters (if any) from the independent certified public accountants of DPL (and, if necessary, any other independent certified public accountants of any subsidiary of DPL or of any business acquired by DPL for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of such underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by such underwriters in accordance with Statement on Auditing Standards No. 72 and
(iv) if an underwriting agreement is entered into, to cause said underwriting agreement to contain indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section, including, without limitation, such underwriters and selling Holders (the above shall be done at each closing under such underwriting agreement or, as and to the extent required thereunder and consistent with the terms of the Purchase Agreement);

               (n) if (1) a Shelf Registration is filed pursuant to Section 2(b) or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make reasonably available for inspection by any selling Holder of such Registrable Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of DPL and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of and its subsidiaries to supply all relevant information in each case reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of all such parties by DPL's designated Holders' counsel, at the expense of such parties as described in Section 2(c) hereof. Records of DPL and its subsidiaries which DPL determines in good faith to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement, provided that DPL shall be consulted prior to any such disclosure, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding, or (iii) the information in such Records has been made available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to agree in writing that information obtained by it or any Inspector retained by it as a result of such inspections shall be deemed confidential and shall not be used by it or any Inspector retained by it as the basis for any market transactions in the securities of DPL unless and until such is made generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to further agree in writing that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to DPL and allow DPL at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;

               (o) comply with all applicable rules and regulations of the SEC so long as any provision of this Agreement shall be applicable and make generally available to their security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act), no later than 60 days after the end of any 12-month period (or 120 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of DPL, as the case may be, after the effective date of a Registration Statement, which statements shall cover said 12-month periods;

               (p) upon consummation of an Exchange Offer, if requested by the Trustee, obtain (i) an opinion (or reliance letter) of counsel to DPL addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer which restates the opinions delivered pursuant to the Purchase Agreement (with such changes as are customary to address the Registration Statement and the transfer of the registered Exchange Notes) and which, without limitation, includes an opinion that (A) DPL has duly authorized, executed and delivered the Exchange Notes, (B) each of the Exchange Notes constitutes a legal, valid and binding obligation of DPL, enforceable against DPL in accordance with its terms (with customary exceptions), and (C) the Indenture has been duly qualified under the TIA or no such qualification is required by the TIA and (ii) a comfort letter of the type described in Section 3(m)(iii);

               (q) if an Exchange Offer is to be consummated, upon delivery of the Registrable Securities by Holders to DPL (or to such other Person as directed by DPL), in exchange for the Exchange Notes, mark, or cause to be marked, on such Registrable Securities delivered by such Holders that such Registrable Securities are being canceled in exchange for the Exchange Notes, and in no event shall such Registrable Securities be marked as paid or otherwise satisfied;

               (r) cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities covered by a Registration Statement contemplated hereby;

               (s) use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby;

               (t) (A) in the case of the Exchange Offer Registration Statement,
(i) (a) indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any broker or dealer registered under the Exchange Act who holds Notes that are Registrable Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Registrable Securities acquired directly from DPL) or that the Initial Purchaser, if it holds Notes constituting any portion of an unsold allotment (the Initial Purchaser holding such Notes or such broker or dealer, a "Participating Broker-Dealer"), may exchange such Notes pursuant to the Exchange Offer; however, such Participating Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such Participating Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Participating Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement and (b) include in such "Plan of Distribution" section all other information with respect to such resales by Participating Broker-Dealers that the SEC may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Participating Broker-Dealer or disclose the amount of Exchange Notes held by any such Participating Broker-Dealer except to the extent required by the Commission as a result of a change in policy announced after the date of this Agreement, (ii) furnish to each Participating Broker-Dealer who has delivered to DPL the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request (DPL hereby consents to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Person subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto), (iii) use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements under the Securities Act and applicable rules and regulations in order to resell the Exchange Notes;

provided, however, that such period shall not be required to exceed 90 days (or such longer period if extended pursuant to the last sentence of Section 3(t)(D) hereof) (the "Applicable Period") and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

               "If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it is required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Registrable Securities pursuant to the Exchange Offer,"

and (y) a statement to the effect that, by a Participating Broker-Dealer making the acknowledgement described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the Participating Broker-Dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act;

                    (B) in the case of any Exchange Offer Registration Statement, deliver to the Initial Purchaser or to another representative of the Participating Broker-Dealers, if requested by any such Initial Purchaser or such other representative of the Participating Broker-Dealers, on behalf of the Participating Broker-Dealers upon consummation of the Exchange Offer and (in the case of clause (iii) below) upon the effectiveness of the Exchange Offer Registration Statement, (i) an opinion of counsel in form and substance reasonably satisfactory to the Initial Purchaser or such other representative of the Participating Broker-Dealers, covering the matters customarily covered in opinions requested in connection with Exchange Offer Registration Statements and such other matters as may be reasonably requested (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions), (ii) an officer's certificate containing certifications substantially similar to those set forth in certificates delivered pursuant to
Section 6(f) of the Purchase Agreement and such additional certifications as are customarily delivered in a public offering of debt securities and (iii) as well as upon the effectiveness of the Exchange Offer Registration Statement, a comfort letter, in each case, in customary form as permitted by Statement on Auditing Standards No. 72. Each of the foregoing shall be consistent with the terms of the Purchase Agreement;

                    (C) DPL may require each seller of Registrable Securities as to which any registration is being effected to furnish to DPL such information regarding such seller as may be required by the Staff of the SEC to be included in a Registration Statement. DPL may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request. DPL shall not have any obligation to register under the Securities Act the Registrable Securities of a seller who so fails to furnish such information; and

                    (D) (1) In the case of a Shelf Registration Statement or (2) in the event that Participating Broker-Dealers, have notified DPL that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(t) hereof and are seeking to sell Exchange

Notes and are required to deliver Prospectuses, each Holder agrees that, upon receipt of any notice from DPL of the happening of any event of the kind described in Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the "Advice") by DPL that the use of the applicable Prospectus may be resumed, and, if so directed by DPL, such Holder will deliver to DPL (at DPL's expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities or Exchange Notes, as the case may be, current at the time of receipt of such notice. If DPL shall give any such notice to suspend the disposition of Registrable Securities or Exchange Notes, as the case may be, pursuant to a Registration Statement, DPL shall file and use its best efforts to have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Registration Statement and shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when DPL shall have made available to the Holders (x) copies of the supplemented or amended Prospectus necessary to resume such dispositions or (y) the Advice; and

               (u) In the event that any Broker-Dealer registered under the Exchange Act shall underwrite any Notes or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Notes or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, DPL will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Notes, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Notes,
(ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 4 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

         4. Indemnification.
            ---------------

               (a) DPL agrees to indemnify and hold harmless each Holder of the Registrable Securities or Exchange Notes, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Registrable Securities or Exchange Notes) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) DPL shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to DPL by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Registrable Securities or Exchange Notes concerned, to the extent that a prospectus relating to such Registrable Securities or Exchange Notes was required to be delivered by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Registrable Securities or Exchange Notes to such person, a copy of the final prospectus if DPL had previously furnished copies thereof to such Holder or Participating Broker-Dealer; provided further, however, that this indemnity agreement will be in addition to any liability which DPL may otherwise have to such Indemnified Party. DPL shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Registrable Securities or Exchange Notes if requested by such Holders.

               (b) Each Holder of the Registrable Securities or Exchange Notes, severally and not jointly, will indemnify and hold harmless DPL and each person, if any, who controls DPL within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which DPL or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to DPL by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, DPL for any legal or other expenses reasonably incurred by DPL or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to DPL or any of its controlling persons.

               (c) Promptly after receipt by an indemnified party under this
Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this
Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

               (d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Registrable Securities pursuant to the Exchange Offer, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by DPL on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified


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


party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this
Section 4(d), the Holders of the Registrable Securities or Exchange Notes shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Registrable Securities or Exchange Notes pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls DPL within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as DPL.

               (e) The agreements contained in this Section 4 shall survive the sale of the Registrable Securities or Exchange Notes pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         5. Participation in Underwritten Registrations.
            -------------------------------------------

               No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

         6. Selection of Underwriters.
            -------------------------

               The Holders of Registrable Securities covered by the Shelf Registration Statement who desire to do so may sell the securities covered by such Shelf Registration in an underwritten offering. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Registrable Securities included in such offering; provided, however, that such underwriters and managers must be reasonably satisfactory to DPL.

         7. Miscellaneous.
            -------------

               (a) Rule 144 and Rule 144A. For so long as DPL is subject to the
                   ----------------------
reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable Securities remain outstanding, DPL will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder. If DPL ceases to be so required to file such reports, it will, upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales of their securities pursuant to Rule 144 under the Securities Act, (b) deliver such information to purchasers and prospective purchasers as is necessary to permit sales of their securities pursuant to Rule 144A under the Securities Act and take such further action as any Holder of Registrable Securities may reasonably request and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended and in effect from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended and in effect from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, DPL will deliver to such Holder a written statement as to whether it has complied with such requirements. Without limiting the foregoing, DPL will provide a copy of this Agreement upon request to any purchaser or prospective purchaser of Notes.

               (b) No Inconsistent Agreements. DPL has not entered into nor will
                   --------------------------
DPL on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of DPL's other issued and outstanding securities under any such agreements.

               (c) Amendments and Waivers. The provisions of this Agreement,
                   ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of consents to departures from the provisions hereof may not be given without the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided that no departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Securities without the consent of such Holder. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder of Registrable Securities, by written agreement signed by DPL and the Trustee, to cure any ambiguity, correct or supplement any provision of this Agreement that may be defective or inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with other provisions of this Agreement and shall not adversely affect the interests of the Holders in any material respect, (ii) without the consent of any Holder of Registrable Securities, this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by DPL and the Trustee to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the Staff of the SEC) or any change therein and (iii) to the extent any provision of this Agreement relates to the Initial Purchaser but not to any other Holder, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by the Initial Purchaser, DPL and the Trustee.

               (d) Notices. All notices and other communications provided for or
                   -------
permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to DPL by means of a notice given in accordance with the provisions of this Section 7(d) or in the absence of, such notice, as specified in the Indenture for registered holder of Notes, which address initially is, with respect to the Initial Purchaser, the address set forth in the Purchase Agreement and (ii) if to DPL, initially at DPL's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this
Section 7(d).

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

               (e) Successors and Assigns. This Agreement shall inure to the
                   ----------------------
benefit of and be binding upon the successors, assigns and transferees of the Initial Purchaser, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

               (f) Third Party Beneficiary. The Holders shall be third party
                   -----------------------
beneficiaries of the agreements made hereunder among DPL and the Initial Holder and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights hereunder.

               (g) Consent to Jurisdiction; Appointment of Agent to Accept
                   -------------------------------------------------------
Service of Process. DPL irrevocably submits to the non-exclusive jurisdiction of
------------------
any federal or state court in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. DPL irrevocably waives the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. DPL has appointed Thelen Reid & Priest LLP (the "Process Agent") as its authorized agent upon whom process may be served in any such legal suit, action or proceeding. Such appointment shall be revocable by serving written notice on the Trustee of the appointment of a subsequent Process Agent by DPL and the effectiveness of such appointment. The Process Agent has agreed to act as said agent for service of process and agrees to take any and all action including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. DPL further agrees that service of process upon the Process Agent and written notice of said service to each of DPL shall be deemed in every respect effective service of process upon each of DPL in any such legal suit, action or proceeding. Nothing herein shall affect the right of the Initial Purchaser or any person controlling the Initial Purchaser to serve process in any other manner permitted by law. The provisions of this subsection (g) shall remain operative and in full force and effect regardless of any termination of this Agreement, in whole or in part.

               (h) Counterparts. This Agreement may be executed in any number of
                   ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (i) Headings. The headings in this Agreement are for convenience
                   --------
of reference only and shall not limit or otherwise affect the meaning hereof.

               (j) GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN
                   -------------
MADE IN THE STATE OF NEW YORK. THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

               (k) Severability. In the event that any one or more of the
                   ------------
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               (l) Securities Held by DPL or its Affiliates. Whenever the
                   ----------------------------------------
consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by DPL or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        DPL INC.



                                        By: /s/ S. F. Kozior
                                           ------------------------------------
                                           Name:  S. F. Kozior
                                           Title: Group Vice President


Accepted and delivered as of
the date first above written

CREDIT SUISSE FIRST BOSTON CORPORATION,
    as Initial Purchaser



By: /s/ Reginald O. Frazier
   ------------------------------------
   Name:  Reginald O. Frazier
   Title: Managing Director